ACCOUNTING AND INTERESTHOLDER SERVICES AGREEMENT

     AGREEMENT made as of this 14th day of February, 1997, between Worldwide Developing Resources Portfolio, a New York trust (the "Trust"), and IBT Fund Services (Canada) Inc., an Ontario corporation ("IBT").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940 as an open-end management investment company and desires to engage IBT to provide certain trust accounting and interestholder recordkeeping services with respect to the Trust and IBT has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

     1. IBT APPOINTED. The Trust hereby appoints IBT to provide the services as hereinafter described and IBT agrees to act as such upon the terms and conditions hereinafter set forth.

     2. DEFINITIONS. Whenever used herein, the terms listed below will have the following meaning:

     2.1 AUTHORIZED PERSON. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust by appropriate resolution of its Board, and set forth in a certificate as required by Section 3 hereof.

     2.2 BOARD. Board will mean the Board of Trustees of the Trust.

     2.3 PORTFOLIO SECURITY. Portfolio Security will mean any security owned by the Trust.

     2.4 INTERESTS. Interests will mean participation interests of the Trust.

     3.  CERTIFICATION  AS TO  AUTHORIZED  PERSONS.  The  Secretary or Assistant
Secretary of the Trust will at all times maintain on file with IBT his or her certification to IBT, in such form as may be acceptable to IBT, of (i) the names and signatures of the Authorized Persons and (ii) the names of the Board members, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Trust, will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. IBT will be entitled to rely and act upon the most recent Officers' Certificate given to it by the Trust.

     4. MAINTENANCE OF RECORDS. IBT will maintain records with respect to the services provided by IBT hereunder and will furnish the Trust daily with a statement of condition of the Trust. The books and records of IBT pertaining to its actions under this Agreement and reports by IBT or its independent accountants concerning its accounting systems and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Trust, and the staff of The U.S. Securities and Exchange Commission, and will be preserved by IBT in accordance with procedures established by the Trust.

     IBT shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Trust.

     IBT, as fund accounting agent, shall assist generally in the preparation of reports of a financial nature to Holders and others, audits of accounts, and other ministerial matters of like nature.

     5. DUTIES OF BANK WITH RESPECT TO BOOKS OF ACCOUNT AND CALCULATIONS OF NET ASSET VALUE. Inasmuch as the Trust is treated as a partnership for federal income tax purposes, the Bank shall as Agent keep and maintain the books and records of the Trust in accordance with the Procedures for Allocations and Distributions adopted by the Trustees of the Trust, as such Procedures may be in effect from time to time. The Trust agrees promptly to furnish all revisions to or restatements of such Procedures to the Bank.

     The Bank shall as Agent keep such books of account (including records showing the adjusted tax costs of the Trust's portfolio securities) and render as at the close of business on each day a detailed statement of the amounts received or paid out and of securities received or delivered for the account of the Trust during said day and such other statements, including a daily trial balance and inventory of the Trust's portfolio securities; and shall furnish such other financial information and data as from time to time requested by the Treasurer or any executive officer of the Trust; and shall compute and determine, as of the close of business of the New York Stock Exchange, or at such other time or times as the Board may determine, the net asset value of the Trust and the net asset value of each interest in the Trust, such computations and determinations to be made in accordance with the governing documents of the Trust and the votes and instructions of the Board and of the investment adviser at the time in force and applicable, and promptly notify the Trust and its investment adviser and such other persons as the Trust may request of the result of such computation and determination. In computing the net asset value IBT may rely upon security quotations received by telephone or otherwise from sources or pricing services designated by the Trust by proper instructions, and may further rely upon information furnished to it by any authorized officer of the Trust relative (a) to liabilities of the Trust not appearing on its books of account,
(b) to the  existence,  status and proper  treatment of any reserve or reserves,
(c) to any procedures or policies established by the Board regarding the valuation of portfolio securities or other assets, and (d) to the value to be assigned to any bond, note, debenture, Treasury bill, repurchase agreement, subscription right, security, participation interests or other asset or property for which market quotations are not readily available. IBT shall also compute and determine at such time or times as the Trust may designate the portion of each item which has significance for a holder of an interest in the Trust in computing and determining its U.S. federal income tax liability including, but not limited to, each item of income, expense and realized and unrealized gain or loss of the Trust which is attributable for federal income tax purposes to each such holder.

     6. INTERESTHOLDER SERVICES. IBT shall keep appropriate records of the holdings of each interestholder on a daily basis. IBT shall also keep each interestholder's subscription agreement with the Portfolio.

     7. COMPENSATION OF IBT. For the services to be rendered and the facilities provided by IBT hereunder, the Trust shall pay to IBT a fee from the assets of the Trust computed and paid monthly, in accordance with an agreed upon schedule, as the same may be changed by mutual agreement of the parties from time to time.

     8. CONCERNING IBT.

     8.1 PERFORMANCE OF DUTIES AND STANDARD OF CARE. IBT shall not be liable for any error of judgment or mistake of law or for any act or omission in the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder.

     IBT will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Trust, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. In the performance of its duties hereunder, IBT will be protected and not be liable, and will be indemnified and held harmless by the Trust for any reasonable action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, and or written instructions received from an Authorized Person, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by IBT to be genuine and for any other loss to the Trust except in the case of IBT's gross negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

     Notwithstanding anything in this Agreement to the contrary, in no event shall IBT be liable hereunder or to any third party:

          (a) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction or utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events except as results from IBT's own gross negligence, willful misfeasance or bad faith in the performance of its duties; or

          (b) for special, punitive or consequential damages arising from the provision of services hereunder, even if IBT has been advised of the possibility of such damages.

     8.2 SUBCONTRACTORS. IBT, subject to approval of the Trust, may subcontract for the performance of IBT's obligations hereunder with any one or more persons, provided, however, that unless the Trust otherwise expressly agrees in writing, IBT shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions. In the event IBT obtains a judgment, settlement or other monetary recovery for the wrongful conduct of the subcontractor, the Trust shall be entitled to such recovery if such conduct resulted in a loss to the Trust and IBT agrees to pursue such claims vigorously. To the extent possible, such sub-contractors shall provide services outside the United States.

     8.3 ACTIVITIES OF IBT. The services provided by IBT to the Trust are not to be deemed to be exclusive, IBT being free to render administrative, fund accounting and/or other services to other parties. It is understood that members of the Board, officers, and shareholders of the Trust are or may become similarly interested in the Trust and that IBT and/or any of its affiliates may become interested in the Trust as a shareholder of the Trust or otherwise.

     8.4 INSURANCE. IBT need not maintain any special insurance for the benefit of the Trust, but will maintain customary insurance for its obligations hereunder.

     9. TERMINATION. This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days, this Agreement will terminate. At any time after the termination of this Agreement, the Fund will have access to the records of IBT relating to the performance of its duties hereunder and IBT shall cooperate in the transfer of such records to its successor.

     10. CONFIDENTIALITY. Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

     11. NOTICES. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:

          (a) In the case of notices sent to the Trust to:

                  C/O IBT Trust Company (Cayman) Ltd.
                  The Bank of Nova Scotia Building
                  P. O. Box 501
                  George Town
                  Grand Cayman, Cayman Island
                  British West Indies

          (b) In the case of notices sent to IBT to:

                  IBT Fund Services (Canada), Inc.
                  Suite 5850, One First Canadian Place
                  P. O. Box 231
                  Toronto, Ontario M5X 1A4
                  Attention:  Robert Donohoe

or at such other place as such party may from time to time designate in writing.

     12. AMENDMENTS. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Trust, duly authorized and approved by its respective Board.

     13. GOVERNING LAW. This Agreement will be governed by the laws of Ontario.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


                            Worldwide Developing Resources Portfolio


                             By: /s/ James B. Hawkes
                                ----------------------------------
                             Name:   James B. Hawkes
                             Title:  President
                             Signed in Hamilton, Bermuda


                             IBT Fund Services (Canada), Inc.


                              By: /s/  Michael F. Rogers
                                 ---------------------------------
                              Name:  Michael F. Rogers
                              Title: Executive Vice President

                    WORLDWIDE DEVELOPING RESOURCES PORTFOLIO




                           PROCEDURES FOR ALLOCATIONS
                                AND DISTRIBUTIONS

                                February 14, 1997

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I--INTRODUCTION .......................................................1

ARTICLE II--DEFINITIONS .......................................................1

ARTICLE III--CAPITAL ACCOUNTS

         Section 3.1   Capital Accounts of Holders ............................4
         Section 3.2   Book Capital Accounts ..................................4
         Section 3.3   Tax Capital Accounts ...................................4
         Section 3.4   Compliance with Treasury Regulations ...................5

ARTICLE IV--DISTRIBUTIONS OF CASH AND ASSETS

         Section 4.1    Distributions of Distributable Cash ...................5
         Section 4.2    Division Among Holders ................................5
         Section 4.3    Distributions Upon Liquidation of a Holder's
                           Interest in the Trust ..............................5
         Section 4.4    Amounts Withheld ......................................5

ARTICLE V--ALLOCATIONS

         Section 5.1    Allocation of Items to Book Capital Accounts...........6
         Section 5.2    Allocation of Taxable Income and Tax Loss
                           to Tax Capital Accounts.............................6
         Section 5.3    Special Allocations to Book and Tax Capital
                           Accounts ...........................................7
         Section 5.4    Other Adjustments to Book and Tax Capital
                           Accounts ...........................................7
         Section 5.5    Timing of Tax Allocations to Book and Tax
                           Capital Accounts ...................................8
         Section 5.6    Redemptions During the Fiscal Year ....................8

ARTICLE VI--WITHDRAWALS

         Section 6.1    Partial Withdrawals ...................................8
         Section 6.2    Redemptions ...........................................8
         Section 6.3    Distribution in Kind...................................8

ARTICLE VII--LIQUIDATION

         Section 7.1    Liquidation Procedure .................................8
         Section 7.2    Alternative Liquidation Procedure .....................9
         Section 7.3    Cash Distributions Upon Liquidation ...................9
         Section 7.4    Treatment of Negative Book Capital
                           Account Balance ....................................9

                                 PROCEDURES FOR
                          ALLOCATIONS AND DISTRIBUTIONS
                                       OF
                    WORLDWIDE DEVELOPING RESOURCES PORTFOLIO
                                  (the "Trust")



                                    ARTICLE I

                                  INTRODUCTION

     The Trust is treated as a partnership for federal income tax purposes. These procedures have been adopted by the Trustees of the Trust and will be furnished to the Trust's accountants for the purpose of allocating Trust gains, income or loss and distributing Trust assets. The Trust will maintain its books and records, for both book and tax purposes, using the accrual method of accounting.

                                   ARTICLE II

                                   DEFINITIONS

     Except as otherwise provided herein, a term referred to herein shall have the same meaning as that ascribed to it in the Declaration. References in this document to "HEREOF", "HEREIN" and "HEREUNDER" shall be deemed to refer to this document in its entirety rather than the article or section in which any such word appears.

     "BOOK CAPITAL ACCOUNT" shall mean, for any Holder at any time in any Fiscal Year, the Book Capital Account balance of the Holder on the first day of the Fiscal Year, as adjusted each day pursuant to the provisions of Section 3.2 hereof.

     "CAPITAL CONTRIBUTION" shall mean, with respect to any Holder, the amount of money and the Fair Market Value of any assets actually contributed from time to time to the Trust with respect to the Interest held by such Holder.

     "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, as well as any non-superseded provisions of the Internal Revenue Code of 1954, as amended (or any corresponding provision or provisions of succeeding law).

     "DECLARATION" shall mean the Trust's Declaration of Trust, dated February 14, 1997, as amended from time to time.

     "DESIGNATED EXPENSES" shall mean extraordinary Trust expenses attributable to a particular Holder that are to be borne by such Holder.

     "DISTRIBUTABLE CASH" for any Fiscal Year shall mean the gross cash proceeds from Trust activities, less the portion thereof used to pay or establish Reserves, plus such portion of the Reserves as the Trustees, in their sole discretion, no longer deem necessary to be held as Reserves. Distributable Cash shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances.

     "FAIR MARKET VALUE" of a security, instrument or other asset on any particular day shall mean the fair value thereof as determined in good faith by or on behalf of the Trustees in the manner set forth in the Registration Statement.

     "FISCAL YEAR" shall mean an annual period determined by the Trustees which ends on such day as is permitted by the Code.

     "HOLDERS" shall mean as of any particular time all holders of record of Interests in the Trust.

     "INTEREST(S)" shall mean the interest of a Holder in the Trust, including all rights, powers and privileges accorded to Holders by the Declaration, which interest may be expressed as a percentage, determined by calculating, at such times and on such bases as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances.

     "INVESTMENTS" shall mean all securities, instruments or other assets of the Trust of any nature whatsoever, including, but not limited to, all equity and debt securities, futures contracts, and all property of the Trust obtained by virtue of holding such assets.

     "MATCHED INCOME OR LOSS" shall mean Taxable Income, Tax-Exempt Income or Tax Loss of the Trust comprising interest, original issue discount and dividends and all other types of income or loss to the extent the Taxable Income, Tax-Exempt Income, Tax Loss or Loss items not included in Tax Loss arising from such items are recognized for tax purposes at the same time that Profit or Loss are accrued for book purposes by the Trust.

     "NET UNREALIZED GAIN" shall mean the excess, if any, of the aggregate Fair Market Value of all Investments over the aggregate adjusted bases, for federal income tax purposes, of all Investments.

     "NET UNREALIZED LOSS" shall mean the excess, if any, of the aggregate adjusted bases, for federal income tax purposes, of all Investments over the aggregate Fair Market Value of all Investments.

     "PROFIT" AND "LOSS" shall mean, for each Fiscal Year or other period, an amount equal to the Taxable Income or Tax Loss for such Fiscal Year or period with the following adjustments:

          (i) Any Tax-Exempt Income shall be added to such Taxable Income or subtracted from such Tax Loss; and

          (ii) Any expenditures of the Trust for such year or period described in Section 705(a)(2)(B) of the Code or treated as expenditures under
     Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss or specially allocated shall be subtracted from such Taxable Income or added to such Tax Loss.

     "REDEMPTION" shall mean the complete withdrawal of an Interest of a Holder the result of which is to reduce the Book Capital Account balance of that Holder to zero.

     "REGISTRATION STATEMENT" shall mean the Registration Statement of the Trust on Form N-1A as filed with the U.S. Securities and Exchange Commission under the 1940 Act, as the same may be amended from time to time.

     "RESERVES" shall mean, with respect to any Fiscal Year, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Trustees for working capital and to pay taxes, insurance, debt service, renewals, or other costs or expenses, incident to the ownership of the Investments or to its operations.

     "TAX CAPITAL ACCOUNT" shall mean, for any Holder at any time in any Fiscal Year, the Tax Capital Account balance of the Holder on the first day of the Fiscal Year, as adjusted each day pursuant to the provisions of Section 3.3 hereof.

     "TAX-EXEMPT INCOME" shall mean income of the Trust for such Fiscal Year or period that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss.

     "TAX LOT" shall mean securities or other property which are both purchased or acquired, and sold or otherwise disposed of, as a unit.

     "TAXABLE INCOME" or "TAX LOSS" shall mean the taxable income or tax loss of the Trust, determined in accordance with Section 703(a) of the Code, for each Fiscal Year as determined for federal income tax purposes, together with each of the Trust's items of income, gain, loss or deduction which is separately stated or otherwise not included in computing taxable income and tax loss.

     "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "TRUST" shall mean Worldwide Developing Resources Portfolio, a trust fund formed under the laws of the State of New York by the Declaration.

     "TRUSTEES" shall mean each signatory to the Declaration, so long as such signatory shall continue in office in accordance with the terms thereof, and all other individuals who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions thereof and are then in office.

     The "1940 ACT" shall mean the U.S. Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

                                   ARTICLE III

                                CAPITAL ACCOUNTS

     3.1. CAPITAL ACCOUNTS OF HOLDERS. A separate Book Capital Account and a separate Tax Capital Account shall be maintained for each Holder pursuant to
Section 3.2 and Section 3.3. hereof, respectively. In the event the Trustees shall determine that it is prudent to modify the manner in which the Book Capital Accounts or Tax Capital Accounts, or any debits or credits thereto, are computed in order to comply with the Treasury Regulations, the Trustees may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Holder pursuant to Article VII hereof upon the dissolution of the Trust.

     3.2. BOOK CAPITAL ACCOUNTS. The Book Capital Account balance of each Holder shall be adjusted each day by the following amounts:

          (a) increased by any increase in Net Unrealized Gains or decrease in Net Unrealized Losses allocated to such Holder pursuant to Section 5.1(a) hereof;

          (b) decreased by any decrease in Net Unrealized Gains or increase in Net Unrealized Losses allocated to such Holder pursuant to Section 5.1(b) hereof;

          (c) increased or decreased, as the case may be, by the amount of Profit or Loss, respectively, allocated to such Holder pursuant to Section 5.1(c) hereof;

          (d) increased by any Capital Contribution made by such Holder; and,

          (e) decreased by any distribution, including any distribution to effect a withdrawal or Redemption, made to such Holder by the Trust.

     Any adjustment pursuant to Section 3.2 (a), (b) or (c) above shall be prorated for increases in each Holder's Book Capital Account balance resulting from Capital Contributions, or distributions or withdrawals from the Trust or Redemptions by the Trust occurring, during such Fiscal Year as of the day after the Capital Contribution, distribution, withdrawal or Redemption is accepted, made or effected by the Trust.

     3.3. TAX CAPITAL ACCOUNTS. The Tax Capital Account balance of each Holder shall be adjusted at the following times by the following amounts:

          (a) increased daily by the adjusted tax bases of any Capital Contribution made by such Holder to the Trust;

          (b) increased daily by the amount of Taxable Income and Tax-Exempt Income allocated to such Holder pursuant to Section 5.2 hereof at such times as the allocations are made under Section 5.2 hereof;

          (c) decreased daily by the amount of cash distributed to the Holder pursuant to any of these procedures including any distribution made to effect a withdrawal or Redemption; and

          (d) decreased by the amount of Tax Loss allocated to such Holder pursuant to Section 5.2 hereof at such times as the allocations are made under Section 5.2 hereof.

     3.4. COMPLIANCE WITH TREASURY REGULATIONS. The foregoing provisions and other provisions contained herein relating to the maintenance of Book Capital Accounts and Tax Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     The Trustees shall make any appropriate modifications in the event unanticipated events might otherwise cause these procedures not to comply with Treasury Regulations Section 1.704-1(b), including the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(1) and Treasury Regulations
Section 1.704-1(b)(2)(iv). Such modifications are hereby incorporated into these procedures by this reference as though fully set forth herein.

                                   ARTICLE IV

                        DISTRIBUTIONS OF CASH AND ASSETS

     4.1.  DISTRIBUTIONS OF DISTRIBUTABLE  CASH. Except as otherwise provided in
Article VII hereof, Distributable Cash for each Fiscal Year may be distributed to the Holders at such times, if any, and in such amounts as shall be determined in the sole discretion of the Trustees. In exercising such discretion, the Trustees shall distribute such Distributable Cash so that Holders that are regulated investment companies can comply with the distribution requirements set forth in Code Section 852 and avoid the excise tax imposed by Code Section 4982.

     4.2. DIVISION AMONG HOLDERS. All distributions to the Holders with respect to any Fiscal Year pursuant to Section 4.1 hereof shall be made to the Holders in proportion to the Taxable Income, Tax-Exempt Income or Tax Loss allocated to the Holders with respect to such Fiscal Year pursuant to the terms of these procedures.

     4.3. DISTRIBUTIONS UPON LIQUIDATION OF A HOLDER'S INTEREST IN THE TRUST. Upon liquidation of a Holder's interest in the Trust, the proceeds will be distributed to the Holder as provided in Section 5.6, Article VI, and Article VII hereof. If such Holder has a negative book capital account balance, the provisions of Section 7.4 will apply.

     4.4. AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Trust or the Holders shall be treated as amounts distributed to such Holders pursuant to this Article IV for all purposes under these procedures. The Trustees may allocate any such amount among the Holders in any manner that is in accordance with applicable law.

                                    ARTICLE V

                                   ALLOCATIONS

     5.1. ALLOCATION OF ITEMS TO BOOK CAPITAL ACCOUNTS.

          (a) INCREASE IN NET UNREALIZED GAINS OR DECREASE IN NET UNREALIZED LOSSES. Any decrease in Net Unrealized Loss due to realization of items shall be allocated to the Holder receiving the allocation of Loss, in the same amount, under Section 5.1(c) hereof. Subject to Section 5.1(d) hereof, any increase in Net Unrealized Gains or decrease in Net Unrealized Loss on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day, in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

          (b) DECREASE IN NET UNREALIZED GAINS OR INCREASE IN NET UNREALIZED LOSSES. Any decrease in Net Unrealized Gains due to realization of items shall be allocated to the Holder receiving the allocation of Profit, in the same amount, under Section 5.1(c) hereof. Subject to Section 5.1(d) hereof, any decrease in Net Unrealized Gains or increase in Net Unrealized Loss on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day, in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

          (c) PROFIT AND LOSS. Subject to Section 5.1(d) hereof, Profit and Loss occurring on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

          (d) OTHER BOOK CAPITAL ACCOUNT ADJUSTMENTS.

               (i) Any allocation pursuant to Section 5.1(a), (b) or (c) above shall be prorated for increases in each Holder's Book Capital Account resulting from Capital Contributions, or distributions or withdrawals from the Trust or Redemptions by the Trust occurring, during such Fiscal Year as of the day after the Capital Contribution, distribution, withdrawal or Redemption is accepted, made or effected by the Trust.

               (ii) For purposes of determining the Profit, Loss, and Net Unrealized Gain or Net Unrealized Loss or any other item allocable to any Fiscal Year, Profit, Loss, and Net Unrealized Gain or Net Unrealized Loss and any such other item shall be determined by or on behalf of the Trustees using any reasonable method under Code Section 706 and the Treasury Regulations thereunder.

     5.2. ALLOCATION OF TAXABLE INCOME AND TAX LOSS TO TAX CAPITAL ACCOUNTS.

          (a) TAXABLE INCOME AND TAX LOSS. Subject to Section 5.2(b) and Section
     5.3 hereof, which shall take precedence over this Section 5.2(a), Taxable Income or Tax Loss for any Fiscal Year shall be allocated at least annually to the Holders' Tax Capital Accounts as follows:

               (i) First, Taxable Income and Tax Loss, whether constituting ordinary income (or loss) or capital gain (or loss), derived from the sale or other disposition of a Tax Lot of securities or other property shall be allocated as of the date such income, gain or loss is recognized for federal income tax purposes solely in proportion to the amount of unrealized appreciation (in the case of such income or capital gain, but not in the case of any such loss) or depreciation (in the case of any such loss, but not in the case of any such income or capital gain) from that Tax Lot which was allocated to the Holders' Book Capital Accounts each day that such securities or other property was held by the Trust pursuant to Section 5.1(a) and (b) hereof; and

               (ii) Second, any remaining amounts at the end of the Fiscal Year, to the Holders in proportion to their respective daily average Book Capital Account balances determined for the Fiscal Year of the allocation.

          (b) MATCHED INCOME OR LOSS. Notwithstanding the provisions of Section 5.2(a) hereof, Taxable Income, Tax-Exempt Income or Tax Loss accruing on any day during the Fiscal Year constituting Matched Income or Loss, shall be allocated daily to the Holders' Tax Capital Accounts solely in proportion to and to the extent of corresponding allocations of Profit or Loss to the Holders' Book Capital Accounts pursuant to the first sentence of Section 5.1(c) hereof.

     5.3. SPECIAL ALLOCATIONS TO BOOK AND TAX CAPITAL ACCOUNTS.

          (a) The Designated Expenses computed for each Holder shall be allocated separately (not included in the allocations of Matched Income or Loss, Loss or Tax Loss) to the Book Capital Account and Tax Capital Account of each Holder.

          (b) If the Trust incurs any nonrecourse indebtedness, then allocations of items attributable to nonrecourse indebtedness shall be made to the Tax Capital Account of each Holder in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(4)(iv)(d).

          (c) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, Taxable Income and Tax Loss with respect to any property contributed to the capital of the Trust shall be allocated to the Tax Capital Account of each Holder so as to take into account any variation between the adjusted tax basis of such property to the Trust for federal income tax purposes and such property's Fair Market Value at the time of contribution to the Trust.

     5.4. OTHER ADJUSTMENTS TO BOOK AND TAX CAPITAL ACCOUNTS.

          (a) Any election or other decision relating to such allocations shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of these procedures.

          (b) Each Holder will report its share of Trust income and loss for federal income tax purposes in accordance with the allocations effected pursuant to Section 5.2 hereof.

     5.5. TIMING OF TAX ALLOCATIONS TO BOOK AND TAX CAPITAL ACCOUNTS. Allocation of Taxable Income, Tax-Exempt Income and Tax Loss pursuant to Section 5.2 hereof for any Fiscal Year, unless specified above to the contrary, shall be made only after corresponding adjustments have been made to the Book Capital Accounts of the Holders for the Fiscal Year as provided pursuant to Section 5.1 hereof.

     5.6. REDEMPTIONS DURING THE FISCAL YEAR. If a Redemption occurs prior to the end of a Fiscal Year, the Trust will treat the Fiscal Year as ended for the purposes of computing the redeeming Holder's distributive share of Trust items and allocations of all items to such Holder will be made as though each Holder were receiving its allocable share of Trust items at such time. All items so allocated to the redeeming Holder will be subtracted from the items to be allocated among the other non-redeeming Holders at the actual end of the Fiscal Year. All items allocated among the redeeming and non-redeeming Holders will be made subject to the rules of Code Sections 702, 704, 706 and 708 and the Treasury Regulations promulgated thereunder.

                                   ARTICLE VI

                                   WITHDRAWALS

     6.1. PARTIAL WITHDRAWALS. At any time any Holder shall be entitled to request a withdrawal of such portion of the Interest held by such Holder as such Holder shall request.

     6.2. REDEMPTIONS. At any time a Holder shall be entitled to request a Redemption of all of its Interest. A Holder's Interest may be redeemed at any time during the Fiscal Year as provided in Section 6.3 hereof by a cash distribution or, at the option of a Holder, by a distribution of a proportionate amount except for fractional shares of each Trust asset if the Trust so agrees. However, the Holder may be redeemed by a distribution of a proportionate amount of the Trust's assets only at the end of a Fiscal Year. However, if the Holder has contributed any property to the Trust other than cash, if such property remains in the Trust at the time the Holder requests withdrawal, then such property will be sold by the Trust prior to the time at which the Holder withdraws from the Trust.

     6.3. DISTRIBUTION IN KIND. If a withdrawing Holder receives a distribution in kind of its proportionate part of Trust property, then unrealized income, gain, loss or deduction attributable to such property shall be allocated among the Holders as if there had been a disposition of the property on the date of distribution in compliance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(e).

                                   ARTICLE VII

                                   LIQUIDATION

     7.1. LIQUIDATION PROCEDURE. Subject to Section 7.4 hereof, upon dissolution of the Trust, the Trustees shall liquidate the assets of the Trust, apply and distribute the proceeds thereof as follows:

          (a) first to the payment of all debts and obligations of the Trust to third parties, including without limitation the retirement of outstanding debt, including any debt owed to Holders or their affiliates, and the expenses of liquidation, and to the setting up of any Reserves for contingencies which may be necessary; and

          (b) then in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for allocations provided in
     Article V hereof and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2) (ii)(b)(2).

     7.2. ALTERNATIVE LIQUIDATION PROCEDURE. Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the Trust assets would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Trust is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Trust except those necessary to satisfy the Trust's debts and obligations or distribute the Trust's assets to the Holders in liquidation.

     7.3. CASH DISTRIBUTIONS UPON LIQUIDATION. Except as provided in Section 7.2 hereof, amounts distributed in liquidation of the Trust shall be paid solely in cash.

     7.4. TREATMENT OF NEGATIVE BOOK CAPITAL ACCOUNT BALANCE. If a Holder has a negative balance in its Book Capital Account following the liquidation of its Interest, as determined after taking into account all capital account adjustments for the Fiscal Year during which the liquidation occurs, then such Holder shall restore the amount of such negative balance to the Trust by the later of the end of the Fiscal Year or 90 days after the date of such liquidation so as to comply with the requirements of Treasury Regulations
Section 1.704-1(b)(2)(ii)(b)(3). Such amount shall, upon liquidation, be paid to creditors of the Trust or distributed to other Holders in accordance with their positive Book Capital Account balances.


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